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                                                                   Exhibit 23.1

                            Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2002 Stock Plan, 2000 Stock Plan, 2000 Employee Stock Purchase Plan, and 2000 Director Option Plan of CoSine Communications, Inc. of our report dated January 25, 2002, with respect to the consolidated financial statements and financial statement schedule of CoSine Communications, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP

San Jose, California
September 3, 2002